UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

General American Investors Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

General American Investors Company, Inc.

530 Fifth Avenue

New York, NY 10036

IMPORTANT CHANGE REGARDING THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY APRIL 22, 2020

The following Notice of Change of Location relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of General American Investors Company, Inc. (the “Company”) to be held on Wednesday, April 22, 2020 as set forth in the proxy statement (the “Proxy Statement”) of the Company dated February 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 3, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2020

To the Stockholders of General American Investors Company, Inc.:

Due to public health concerns pertaining to the coronavirus pandemic (COVID-19) and related local, state and federal government regulations and recommendations, the Company’s 2020 Annual Meeting of Stockholders will be held only via the internet in a virtual meeting format to protect the health and wellbeing of its shareholders, directors, and officers.  Shareholders will not be able to attend the Annual Meeting in-person.  As previously announced, the Annual Meeting will be held on April 22, 2020 at 11:00 a.m. Eastern Time.

To be admitted to the meeting at https://web.lumiagm.com/211376802, shareholders of record (i.e., shareholders registered directly with our transfer agent, American Stock Transfer and Trust Company, LLC) must:

●	Click on “I have a login,”
●	Enter the 11-digit voting control number found on the proxy card/voting instruction form, and
●	Enter the password “gaic2020” (password is case sensitive).

Shareholders that hold their shares beneficially or in “street name” (i.e., through an intermediary, such as a bank, broker or other nominee) must:

●	Obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares of the Company you held as of the record date (February 14, 2020) with your name and e-mail address.
●	Submit a request for registration to American Stock Transfer & Trust Company, LLC:
o	(1) by e-mail to proxy@astfinancial.com;
o	(2) by facsimile to 718-765-8730; or
o	(3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219.
●	Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on April 14, 2020.
●	Upon completing registration, meeting access information will be issued to beneficial shareholders by American Stock Transfer & Trust Company, LLC.
●	The proxy card distributed with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares.

Whether or not you plan to virtually attend the Annual Meeting, each shareholder is urged to vote and submit its proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors, Linda J. Genid Corporate Secretary April 3, 2020

The Proxy Statement and Annual Report are available on the Distributions & Reports, Report Downloads section of the Company’s website, www.generalamericaninvestors.com. Additionally, you may access the Company’s proxy materials at www.proxyvote.com.